EXHIBIT 99.1

Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

Renasant Completes Merger with First M&F

TUPELO, MISSISSIPPI (September 3, 2013) – Renasant Corporation (NASDAQ: RNST)
(“Renasant” or “the Company”) today announced that it has completed its merger with First M&F Corporation (“M&F”), a bank holding company headquartered in Kosciusko, Mississippi, and the parent of Merchants and Farmers Bank, effective September 1, 2013. The combined company has approximately $5.8 billion in total assets with 130 banking, mortgage, financial services and insurance offices throughout Mississippi, Tennessee, Alabama and Georgia.

”With the M&F merger now complete, we welcome our new customers, employees and shareholders to the Renasant family,” said Renasant Chairman and CEO, E. Robinson McGraw. “Since the merger announcement, both Renasant and M&F have worked diligently to ensure a smooth and successful transition. Furthermore, this partnership will benefit both current and future customers with the expanded convenience of locations, services and product offerings.”

The merger adds $1.6 billion in assets, $1.4 billion in deposits and 42 banking and insurance locations throughout Renasant’s Mississippi, Alabama and Tennessee banking franchises. In addition, the merger significantly increases the Company’s deposit market share in the Birmingham and Memphis MSAs and the key Mississippi markets of Tupelo, Oxford and Starkville, while providing entrance into the markets surrounding Jackson, Mississippi. Additionally, the merger will strengthen the Company’s overall business lines by doubling its insurance operations as M&F Insurance will become Renasant Insurance, Inc., a subsidiary of Renasant Bank, on September 1, 2013.

Commenting on the transaction, Hugh S. Potts, Jr., Chairman and Chief Executive Officer of First M&F Corporation said, “Our clients and communities can expect the quality of service to move to higher levels of excellence and can count on Renasant being an exemplary, leading citizen. Our associates are committed to being a premier financial partner as Renasant is now stronger than ever.”

The conversion and integration of M&F into Renasant is expected to be completed in December 2013. At this time, M&F clients should continue to conduct their banking business as usual, including but not limited to, using existing branches, debit cards, checks, ATMs, and making loan payments until conversion is completed. Renasant has set up a website for clients to obtain useful information about the transition at www.movetogreaterservice.com.

“We believe this merger enhances our long-term value as a company for our clients, employees and shareholders,” stated McGraw. “With the addition of an experienced and talented team, we look forward to a bright future as we continue to grow our market share and expand our footprint.”

About Renasant:

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. Renasant is a 109-year-old financial institution that has assets of approximately $5.8 billion and operates over 130 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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